AMENDMENT NO. 1 TO THE AGREEMENT
DATED SEPTEMBER 15TH, 1991

AMENDMENT NO. 1 OF AGREEMENT

This Amendment No. 1 of Agreement ("Amendment No. 1") is effective as of July 1, 1992, between OFFICE CHERIFIEN DES PHOSPHATES ("OCP") and MISSISSIPPI PHOSPHATES CORPORATION ("MPC").

WHEREAS, MPC and OCP are parties to that certain Agreement with an Effective Date of September 15, 1991, for the sale and purchase of all of MPC's requirements of phosphate rock at its Pascagoula Plant ("Agreement"); and

WHEREAS, OCP and MPC desire to amend the Agreement as hereinafter set forth;

NOW, THEREFORE, MPC and OCP hereby agree as follows:

1. Article IV of the Agreement is hereby amended by changing the second sentence of the definition of "Sales, General and Administrative Expense" as set forth on page 5 to read in its entirety as follows:
Subject to the adjustments hereafter described, expenses shall include an annual payment of Two Million and 00/100 Dollars ($2,000,000.00) to MCC for certain services to be provided by MCC to MPC.

and by inserting the following immediately thereafter:

The annual payment by MPC to MCC for services shall be reduced by Two Million and 00/100 Dollars ($2,000,000.00) with respect to the Contract Year commencing on July 1, 1992. Threafter, with respect to subsequent Contract Year(s), the annual payment(s) may be increased by amounts not exceeding Two Million and 00/100 Dollars ($2,000,000.00) in the aggregate. Payment of any such increases in the annual payment(s) to MCC for services and payments of the "Deferred Portion" (as defined in Addendum No. 1 to Sale Contract Addendum No. 2) shall be made in the same amounts and at the same time.
2. Except as specifically set forth in this Amendment, all of the terms and conditions of the
    Agreement shall continue in full force and effect.
3. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings set forth in the Agreement.

IN WITNESS WHEREOF, MPC and OCP have caused this Amendment to be duly executed as of the 12 day of April, 1993.

MISSISSIPPI PHOSPHATES CORPORATION by: /s/ C. E. McCraw C. E. McCraw VICE PRESIDENT OF OPERATIONS	OFFICE CHERIFIEN DES PHOSPHATES by: /s/ Mohamed Fettah Mohamed FETTAH GENERAL MANAGER